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                                                                      EXHIBIT 21


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                                                                      EXHIBIT 21
                      R. P. SCHERER CORPORATION AND SUBSIDIARIES

The following is a list of all of the directly and indirectly owned subsidiaries of R.P. Scherer Corporation, their jurisdiction of incorporation and the percentage of their outstanding capital stock owned by R.P. Scherer Corporation or another subsidiary of R.P. Scherer Corporation.

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

                                                                               EFFECTIVE PERCENTAGE
                                                    JURISDICTION OF                OWNERSHIP BY
         NAME OF SUBSIDIARY                         INCORPORATION            R. P. SCHERER CORPORATION
- -------------------------------------------------------------------------------------------------------
R. P. Scherer Hardcapsule, Inc.*                     New Jersey                       100%
R. P. Scherer Hardcapsule (West)*                        Utah                         100%
Gelatin Products International                        Delaware                        100%
Science Labs Inc.*                                    Delaware                        100%
The LVC Corporation*                                  Missouri                        100%
R. P. Scherer Argentina S.A.I.C.                       Argentina                      100%
Vivax Interamericana S.A.                             Argentina                        99% (1)
R. P. Scherer do Brasil Encapsulacoes, Ltda.           Brazil                         100%
R. P. Scherer Canada Inc.                          Ontario, Canada                    100%
R.P. Scherer (Europe) AG                              Switzerland                     100%
F&F Holding GmbH                                        Germany                       100%
R. P. Scherer GmbH                                      Germany                        51% (2)
Allcaps Weichgelatinekapseln GmbH                      Germany                         51% (3)
R. P. Scherer S.A.                                     France                          70% (4)
R.P. Scherer Production S.A.                           France                         100%
R. P. Scherer S.p.A.                                     Italy                         95% (5)
R. P. Scherer Holdings Pty. Ltd.                       Australia                      100%
R. P. Scherer Pty. Limited                             Australia                      100% (6)
R. P. Scherer Holdings Ltd.                            England                        100%
R. P. Scherer Limited                                  England                        100% (7)
Scherer DDS Limited                                    England                        100% (7)
R. P. Scherer K.K.                                       Japan                         60%
R. P. Scherer Korea Limited                             Korea                          50%
R. P. Scherer Egypt                                     Egypt                          10%
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

(1) The Company owns 1.875% directly and R. P. Scherer Argentina S.A.I.C. owns an additional 98.125%.
(2) The 51% interest in R. P. Scherer GmbH is owned directly by F&F Holding
         GmbH.
(3) This corporation is 100% owned directly by R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%).
(4) The Company owns 50.01% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 39.975%.
(5) The Company owns 90% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 10%.
(6) This corporation is 100% owned by R. P. Scherer Holdings Pty. Ltd.
(7) This corporation is 100% owned by R. P. Scherer Holdings Ltd.

*  Inactive


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